EXHIBIT 99.1

FORM OF PROXY MATERIALS FOR NEW YORK COMMUNITY BANCORP, INC.

NEW YORK COMMUNITY BANCORP, INC.

REVOCABLE PROXY

SPECIAL MEETING OF STOCKHOLDERS

October 29, 2003

10:00 a.m. Local Time

The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on October 29, 2003, at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York, and at any and all adjournments or postponements thereof as set forth on the reverse side.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy is revocable and will be voted as directed. If you return this form properly signed but do not otherwise specify, your shares will be voted FOR the proposal specified on the reverse side. If you do not sign and return this form, your shares will not be voted. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus dated September 23, 2003.

(Continued and to be signed on reverse side)

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

1.	To approve and adopt the Agreement and Plan of Merger, dated as of June 27, 2003, by and between New York Community Bancorp, Inc. and Roslyn Bancorp, Inc., pursuant to which Roslyn will be merged with and into New York Community.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment to New York Community’s certificate of incorporation increasing the amount of common stock authorized for issuance from 300 million to 600 million shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In its discretion, the Proxy Committee of the Board of Directors is authorized to vote on such other matters as may properly come before the Special Meeting.

Please indicate here if you plan to attend the Special Meeting.			YES ☐	NO ☐

Signature                                                          Signature                                                          Date

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FOLD AND DETACH HERE

NEW YORK COMMUNITY BANCORP, INC. – SPECIAL MEETING, OCTOBER 29, 2003

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-866-814-2817 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call;

or

2.	Via the internet at http://www.proxyvotenow.com/nyc and follow the instructions;

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

NEW YORK COMMUNITY BANCORP, INC.

615 Merrick Avenue

Westbury, NY 11590

September 25, 2003

Dear Stock-related Benefit Plan Participant:

On Wednesday, October 29, 2003, the Company will hold a Special Meeting of Shareholders. In connection with this meeting, two proposals are being presented to our shareholders for a vote.

The first of these proposals calls for the approval and adoption of the Agreement and Plan of Merger, dated as of June 27, 2003, by and between New York Community Bancorp, Inc. (the “Company”) and Roslyn Bancorp, Inc. (“Roslyn”), pursuant to which Roslyn will be merged with and into the Company. The second proposal calls for the approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock.

As a participant in one or more of the stock-related benefit plans (“Company Plans”) listed at the end of this letter, you are entitled to provide instructions as to how you would like the Plan Trustees to vote the shares of NYCB stock credited to your Company Plan account(s) on these two proposals.

The respective Trustees will vote those shares of the Company’s common stock that are held in your Plan account(s) in accordance with your instructions. Shares that are held in your Plan account(s) but for which no voting instructions are provided will be voted proportionately to voting instructions received from other Plan participants. Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (“ESOP”), any unallocated shares will be voted proportionately to voting instructions that are provided, so long as such vote is in accordance with the provisions of the amended Employee Retirement Income Security Act of 1974.

To provide your voting instructions, please complete the Voting Instruction Form on the reverse side of this letter, and return it by October 10, 2003 to Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, NY 11590. For your convenience, an envelope marked “Confidential” is enclosed.

In addition to the Voting Instruction Form, we are providing you with a copy of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated September 23, 2003.

Please note that if you or your family hold shares of NYCB common stock outside of the Company Plans, you can expect to receive a joint proxy statement/prospectus and proxy card for those shares in a separate mailing. This letter and Voting Instruction Form pertain only to those shares held through the Company Plans.

Should you need any assistance with the process of voting the shares held in your Plan account(s), please contact the Human Resources Department at 516-683-4422.

Sincerely yours,

The Board of Directors

This letter and Voting Instruction Form are being sent to participants in the following plans: the NYCB ESOP, the NYCB Employee Savings Plan, the RCSB ESOP, and the Supplemental Benefits Plan.

VOTING INSTRUCTION FORM

I, the undersigned, understand that the aforementioned Trustees are the holders of record and custodians of all shares of New York Community Bancorp, Inc. (the “Company”) common stock attributable to me under the stock-related benefit plans listed on the reverse of this page. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Shareholders, to be held on October 29, 2003 or at any adjournments thereof.

Accordingly, you are to vote all shares attributable to me as follows:

1.	To approve and adopt the Agreement and Plan of Merger, dated as of June 27, 2003, by and between New York Community Bancorp, Inc. and Roslyn Bancorp, Inc., pursuant to which Roslyn Bancorp will be merged with and into New York Community Bancorp.

FOR	AGAINST	ABSTAIN

2.	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock to 600 million.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustees are hereby authorized to vote any shares attributable to me in their capacities as indicated. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR the listed proposals and FOR other matters as recommended by the Board of Directors.

Print your name on this line	Your signature

Date

Please date, sign, and return this form in the envelope provided by no later than October 10, 2003 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590.